WHOLESALE DISTRIBUTION AGREEMENT
                                     BETWEEN
                     MONY LIFE INSURANCE COMPANY OF AMERICA
                         AND MONY SECURITIES CORPORATION
                                       AND
                          AXA DISTRIBUTORS, LLC, ET AL.




         DISTRIBUTION AGREEMENT, dated as of April 1, 2005, by and between MONY LIFE INSURANCE COMPANY OF AMERICA ("MONY Life America"), a New York life insurance company, and its principal underwriter, MONY SECURITIES CORPORATION, a New York corporation ("MSC and, collectively with MONY Life America, "MLOA") and AXA DISTRIBUTORS, LLC ("ADL") and the subsidiaries thereof executing this Agreement (collectively with ADL, the "Distributor").


                              W I T N E S S E T H:

         WHEREAS, MONY Life America offers or may hereafter offer a number of insurance products, including without limitation fixed and variable annuities and life insurance;

         WHEREAS, pursuant to certain Underwriting Agreements, each of which is dated November 1, 1990, between MONY Life America, MSC, et al., MONY Life America retained MSC as a principal underwriter and distributor of MONY Life America variable life insurance and annuity products;

         WHEREAS, MSC is a broker-dealer registered under the Securities Exchange Act of 1934 ("1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD");

         WHEREAS, ADL is a broker-dealer registered under the 1934 Act and a member of the NASD, and the Distributor is, to the extent required by the laws of such states and territories, a licensed general agent in the states and territories in which it does business;

         WHEREAS, MONY Life America and, to the extent such products are subject to the securities laws, MSC wish to retain the Distributor to distribute certain life insurance and annuity products to both retail and wholesale to broker-dealers and general agents for sale to the general public, as more particularly provided below;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                          Distribution Responsibilities

         SS.1.1 MLOA authorizes the Distributor to distribute all fixed and variable life insurance and annuity products from time to time offered by MONY Life America (the "Products") to both retail and wholesale broker-dealers and general agents as herein provided.

         SS.1.2 (a) ADL warrants and represents that it is a broker-dealer duly registered under the 1934 Act and is a member in good standing of the NASD and, to the extent necessary to perform the activities contemplated hereunder, is duly registered, or otherwise qualified, under the securities laws of every state and other jurisdiction in which it does busineSS. ADL will, at all times when performing its functions and fulfilling its obligations as a broker-dealer under this Agreement, be duly registered as a broker-dealer under the 1934 Act and in each state or other jurisdiction in which MSC intends to perform its functions and fulfills its obligations as a broker-dealer hereunder and in which such registration is required, and be a member in good standing of the NASD.

                 (b) The Distributor warrants and represents that each of them is a licensed general agent in all states and jurisdictions in which it intends to do business as a general agent. The Distributor will, at all times when performing its functions and its obligations as a general agent under this Agreement, be duly licensed to sell the Products in each state or other jurisdiction in which it performs its functions and fulfill its obligations as a general agent hereunder.

         SS.1.3 The Distributor shall at all times function as and be deemed to be an independent contractor and will be under no obligation to effectuate any particular number of sales of Products or to promote or make sales, except to the extent the Distributor deems advisable. ADL shall carry out all compliance and supervisory obligations in connection with its distribution of the Products, to the extent the same are securities, as required by the NASD Rules of Fair Practice ("NASD Rules") and by federal and any applicable state or foreign securities laws. ADL will assume full responsibility for the oversight of securities activities of any person associated with ADL, as defined in Section 3(a)(18) of the 1934 Act, and engaged directly or indirectly in the distribution of the Products ("Associated Persons"), and shall have the authority to require that disciplinary action be taken with respect to the Associated Persons.

         SS.1.4 The Distributor is hereby authorized to enter into written agreements ("Sales Agreements") (a) with general agents to solicit applications for and service Products that are subject to insurance laws but not securities laws ("Traditional Products") and (b) with broker-dealers and general agents jointly to solicit applications for and service Products that are subject to both securities and insurance laws ("Variable Products"). General agents and broker-dealers which are parties to Sales Agreements are hereinafter referred to as "General Agents" and "Broker-Dealers", respectively. A Broker-Dealer may also be a General Agent. Sales

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

Agreements may authorize a General Agent and Broker-Dealer to distribution the Products on a wholesale or retail basis or both. All Sales Agreements shall be in the form thereof approved in advance by MONY Life America and MSC with such nonmaterial changes thereto as the General Agent and, if applicable, the Broker-Dealer may require. The Distributor shall not enter into any other form of Sales Agreement or notify or amend any Sales Agreement in any material respect without the prior written approval of MONY Life America and/or MSC in each case. All compensation arrangements with each General Agent and Broker-Dealer, shall be set forth in the applicable Sales Agreement and shall be approved in advance by MONY Life America and/or MSC. The Distributor shall not modify or amend any compensation arrangement in any Sales Agreement or offer any commission specials, promotions, bonuses or other cash or non-cash compensation incentives, without in each case first obtaining the prior consent of MONY Life America and/or MSC thereto.

         SS.1.5 The Sales Agreements shall require that each party thereto which is a Third Party Broker Dealer shall assume full responsibility for continued compliance by itself and its associated persons (as defined in Section 3(a)(18) of the 1934 Act) with the NASD Rules and applicable federal and state securities and insurance laws. Each Third Party Broker Dealer and its registered representatives ("Registered Representatives") soliciting applications for the Products shall be duly and appropriately licensed, registered and otherwise qualified for the sale of the Products under the NASD Rules and federal and state securities and insurance laws applicable to the offer and sale of the Products. The Distributor shall have full responsibility for the supervision of all Third Party Broker Dealers and shall assume, and indemnify and hold MONY Life America harmless from and against, all liability for the acts and omissions of any Third Party Broker Dealer or its Registered Representatives.

         SS.1.6 The Distributor shall take reasonable steps to ensure that no Sales Representative shall recommend the purchase of a Product to any applicant in the absence of reasonable grounds to believe that the purchase of the Product is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to the Sales Representative after reasonable inquiry of such applicant (and any other information known about the applicant) concerning the applicant's insurance and investment objectives and financial situation and needs, including the likelihood (depending upon the nature of the Product) that the applicant will make sufficient payments or retain the Product for a sufficient period of time to derive the benefits of the Product.

         SS.1.7 The Distributor is authorized to recommend the appointment of General Agents and Qualified Agents (as hereinafter defined) as agents of MONY Life America for the sale of particular Products. As used herein, a "Qualified Agent" shall mean an insurance agent who is licensed in all states and other jurisdictions in which such agent intends to sell Products and, if such agent intends to sell Variable Products, is also a Registered Representative of a Broker Dealer. A "Sales Representative" shall mean a Qualified Agent who has been appointed as an agent of MONY Life America. MONY Life America will have the right to refuse to appoint any General Agent or individual agent recommended by the Distributor which MONY Life America

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

determines in its sole discretion to be unsatisfactory for appointment and, following written notice to the Distributor, to terminate any such appointment thereinafter.

         SS.1.6 The Distributor shall not use, develop or distribute, nor authorize any other person, including, without limitation, any Broker Dealer, General Agent or Sales Representative, to use, develop or distribute, any promotional, sales, marketing and advertising materials relating to the Products, including, without limitation, advertisements, sales brochures, circulars, research reports, market letters, form letters, seminar texts, proposals, illustrations, or other materials and communications (collectively, "Sales Materials") without the advance written approval of MONY Life America and MSC. MONY Life America and MSC will be responsible for filing all Sales Materials provided to the Distributor, as necessary, with regulatory authorities and obtaining any required approvals. The Distributor shall not make, nor shall it authorize any other person including, without limitation, any Broker Dealer, General Agent or Sales Representative, to make, any warranties or representations with respect to the Products or communicate any information regarding MONY Life America, MSC or the Products which is not contained in Sales Materials approved by MONY Life America or MSC or included in any registration statements with respect to such Product effective under the 1933 Act at the time of such warranty, representation or communication.

         SS.1.8 The Distributor shall not possess or exercise any authority on behalf of MONY Life America or MSC other than that expressly conferred by this Agreement. In particular and without limiting the foregoing, the Distributor shall not, nor shall it authorize any Broker Dealer, General Agent or Sales Representative, to (i) modify or amend any Product in any respect or make, alter or discharge any contract or policy or other contract entered into pursuant to any such contract or policy; (ii) waive any contract or policy provision; (iii) extend the time for payment of any premiums; (iv) receive any monies in payment of premiums in respect of any contract or policy (except for the sole purpose of forwarding the same to MONY Life America); (v) make any representations concerning any of the terms, rates, charges or provisions of any contract or policy except as expressly authorized in writing by MONY Life America or MSC,
(vi) agree to any private labeling of any Product or sell or distribute any Product under any name other than MONY Life America, (vii) enter into any reinsurance or coinsurance agreement or undertaking, or (viii) issue, modify or amend any regulations or procedures concerning the Products or the sale or distribution of the Products, without in each case first obtaining the prior consent of MONY Life America or MSC thereto.

         SS.1.9 Anything in this Agreement to the contrary notwithstanding, MONY Life America and MSC shall retain the ultimate right of control over, and the responsibility for, the issuance, servicing and marketing of the Products, including the right to review and approve all advertising concerning the Products, to suspend sales of the Products in any jurisdiction or jurisdictions, to appoint and discharge its agents authorized to sell the Products, and to refuse to sell a Product to any applicant for any reason whatsoever.

                                   ARTICLE II
                  Recordkeeping Responsibility for the Products

         SS.2.1 MLOA and the Distributor shall each cause to be maintained and preserved such accounts, books and other documents as are required of each of them by the 1934 Act and 1940 Act and any other applicable laws and regulations. In particular, without limiting the foregoing, the Distributor shall cause all its books and records in connection with the offer and sale of the Variable Products to be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act and as may otherwise be required under the NASD Rules and federal and applicable state securities laws, to the extent that such requirements are applicable to the Products.

         SS.2.2 MLOA and the Distributor shall, from time to time during the term of this Agreement, allocate among themselves, subject to a right of further delegation, the administrative responsibility for maintaining and preserving the books, records and accounts kept in connection with the Products; provided, however, in the case of books, records and accounts kept pursuant to a requirement of applicable law or regulation, the ultimate responsibility for maintaining and preserving such books, records and accounts shall be that of the party which is required to maintain or preserve such books, records and accounts under the applicable law or regulation, and such books, records and accounts shall be maintained and preserved under the supervision of that party. MLOA and the Distributor shall each furnish each other with such reports as each may reasonably request for the purpose of meeting its respective reporting and recordkeeping requirements under such regulations and laws and under the insurance laws of the State of New York and any other applicable states or jurisdictions.


                                   ARTICLE III
                                 Sale Procedures

         SS.3.1 MLOA warrants and represents that all Products which must be registered under the 1933 Act have been so registered, that the Products are qualified to be sold under the insurance laws and, where applicable, the securities laws of all states and other jurisdictions in which MLOA authorizes the sale of the Products.

         SS.3.2 All money payable in connection with the Products, whether as premiums, purchase payments or otherwise, and whether paid by, or on behalf of any applicant or Product owner, is the property of MONY Life America and shall be promptly transmitted to MONY Life America in accordance with such administrative procedures as MONY Life America may from time to time adopt without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by the Distributor or payable to the Broker Dealers or General Agents, without the prior written consent of MONY Life America.

         SS.3.3 Subject to SS.4.2 below, MLOA shall provide to the Distributor copies of such prospectuses, statements of additional information, financial statements sales materials and other

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

documents in such numbers as the Distributor shall reasonably request for use in connection with the solicitation of applications for the Variable Products.

         SS.3.4 Unless otherwise agreed in writing by MLOA, neither the Distributor, the Broker Dealers, the General Agents nor the Sales
Representatives shall have any interest in any premiums, surrender charges, deductions or other fees payable to MONY Life America.


                                   ARTICLE IV
                              Expense Reimbursement

         SS.4.1 (a) MONY Life America will pay, or reimburse the Distributor for, Qualified Expenses (as hereinafter defined) incurred by the Distributor as full and complete compensation for its services under this Agreement.

                 (b) In no event, however, shall MONY Life America be obligated to pay or reimburse any costs or expenses for personnel, property and services incurred by the Distributor hereunder which are in excess of the reasonable market value thereof.

                 (c) As used herein, "Qualified Expenses" shall mean the amount by which (i) the reasonable actual direct and indirect costs and expenses incurred by the Distributor for personnel, property and services in the performance of services on its part in connection with the sale and servicing of the Products pursuant to this Agreement, including, without limitation, sums due and payable to Third Party Broker Dealers and/or Third Party General Agents under the Sales Agreements, exceeds (ii) any and all revenues received by the Distributor from third parties as payment or reimbursement for all or any part of the same services, including, without limitation, 12b-1 fees, if any, paid to the Distributor as principal underwriter of shares of EQ Advisors Trust or any other investment company sold in connection with the sale of the Products.

         SS.4.2 Within forty-five (45) days after the end of each calendar quarter, and more often if desired, the Distributor shall submit to MONY Life America vouchers for all costs and expenses to be paid or reimbursed by MONY Life America as herein provided, accompanied by such supporting documentation as MONY Life America may reasonably request. To the extent any ADL costs and expenses are incurred partly in connection with ADL's performance of services hereunder and partly in connection with other ADL activities, ADL shall reasonably apportion such costs and expenses between the services provided hereunder and such other activities and deliver to Equitable, along with the voucher including such apportioned costs and expenses, statements showing in reasonable detail the basis for the apportionment of each such item, accompanied with such supporting documentation as MONY Life America may reasonably request.

         SS.4.3 No General Agent, Broker-Dealer, Sales Representative or person other than the

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Distributor shall have any interest in this Agreement or any right to any compensation or other sums dues and payable hereunder. The Distributor shall be solely responsible for the payment of all commissions and other consideration of any kind to the General Agents, Broker-Dealers, Sales Representatives and other persons soliciting applications for and/or servicing the Products by reason of the authorization granted the Distributor hereunder.

         SS.4.4 In the event MONY Life America shall object to the Distributor's determination of Qualified Expenses in any voucher, including any allocations made in connection therewith, MONY Life America shall give notice of such objection within thirty (30) days of receipt. The parties shall proceed in good faith to resolve the dispute; provided, however, that if they are unable to do so within forty-five (45) days thereafter, either party may elect to have the dispute settled by arbitration pursuant to Section 8.8 hereof.

         SS.4.5 Settlement in respect of any voucher shall be on a cost basis and be made within thirty (30) days, unless MONY Life America shall have given notice within such period objecting to the sums due. Notwithstanding any provision to the contrary contained herein, the parties may extend or modify any settlement date or other deadline in this Section 4.4 or elsewhere in this Agreement by mutual agreement. In the event that MONY Life America has objected to any sums due in a voucher, MONY Life America shall pay, within the thirty
(30) day period in which settlement would otherwise be due, settle with the Distributor as to any Qualified Expenses in such voucher not in dispute, but shall be entitled to withhold payment of any sums in dispute pending resolution of its objections.

         SS.4.6 Each party shall have the right to conduct an audit of the books, records and accounts of the other party upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, each party shall give the other party reasonable cooperation and access to all books, records and accounts necessary to the audit.


                                    ARTICLE V
                      Complaints and Regulatory Proceedings

         SS.5.1 MLOA and the Distributor will cooperate fully in any insurance or securities regulatory investigation, proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Products pursuant hereto.

         SS.5.2 Without limiting the generality of Section 5.1, MLOA and the Distributor agree that:

                 (a) Each will promptly notify the other of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either of them or any agent or representative thereof which may affect MLOA, the Distributor and/or the solicitation and/or servicing of the Products.

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

                 (b) Each will promptly notify the other of any customer complaint or notice of any regulatory investigation or proceeding received by it or any of its affiliates with respect to any Product or the sale thereof.

                 (c) In the case of a substantive customer complaint, MLOA and the Distributor will cooperate in investigating such complaint and any response to such complaint which either of them has prepared will be sent to the other for approval not less than five (5) business days prior to its transmittal to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile transmission.


                                   ARTICLE VI
                                 Indemnification

         SS.6.1 (a) MLOA agrees to indemnify and hold harmless the Distributor and its officers, directors, employees, agents and representatives against any losses, claims, damages or liabilities, joint or several, to which the Distributor or its affiliates or such officer or director may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in

                 (i) any registration statement relating the Products or any interests offered under the Products, or any amendment thereof,

                 (ii) any document executed by MLOA specifically for the purpose of qualifying the Products for sale under the securities laws of any jurisdiction, or

                 (iii) any Sales Materials approved by MONY Life America or MSC for use and/or distribution by the Distributor,

                 (b) MLOA will reimburse the Distributor and each such officer, director, employee, agent and/or representative for any legal or other expenses reasonably incurred by the Distributor or such officer, director, employee, agent and/or representative in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that MLOA will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to MLOA by or on behalf of the Distributor specifically for use in the preparation of any such registration statement, qualification document, amendment or Sales Materials.

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

                 (c) MLOA will reimburse the Distributor and any director, officer, employee, agent, representative or controlling person thereof for any legal or other expenses reasonably incurred by the Distributor or any director, officer, employee, agent and/or representative or controlling person thereof in connection with investigating or defending any such loss, claim, damage, liability or action.

                 (d) The foregoing indemnifications will be in addition to any liability which MLOA may otherwise have.

         SS.6.2 (a) The Distributor agrees to indemnify and hold harmless MLOA Life America and MSC and their respective directors, officers, employees, agents, representatives from and against any claims, damages or liabilities to which MONY Life America, MSC and any such director, officer, employee, agent or representative may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                 (i) Any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in (1) any registration statement relating to a Product or any interest offered under the Product or any amendment thereof, or (2) any qualification document relating to the Product or interest offered under the Product or any amendment thereof, in each case to the extent, or (3) any Sales Materials approved for use and or distribution by MLOA, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information (including without limitation, negative responses to inquiries) furnished to MLOA by the Distributor specifically for use in the preparation of such registration statement, qualification document or amendment, Sales Materials; or

                 (ii) Any unauthorized use of Sales Materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Products by the Distributor or otherwise attributable to a failure by the Distributor to discharge properly its responsibilities under this Agreement; and

                 (iii) Claims by General Agents, Broker-Dealers, Sales Representatives and other persons for the payment of commissions, service fees, expense allowances or other compensation or sums for soliciting applications for and/or servicing the Products arising by reason of authorization granted the Distributor hereunder.

                 (b) The Distributor will reimburse MONY Life America, MSC and any director, officer, employee, agent, representative thereof for any legal or other expenses reasonably incurred by MONY Life America, MSC or such director, officer, employee, agent and/or representative in connection with investigating or defending any such loss, claim, damage, liability or action.

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

                 (c) The foregoing indemnifications will be in addition to any liability which the Distributor may otherwise have.

         SS.6.3 Promptly after receipt by a party entitled to indemnification ("Indemnified Party") under this Article VI of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article VI ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability under this Article VI, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may wish to assume the defense thereof, with separate counsel satisfactory to the Indemnified Party. Such participation shall not relieve such Indemnifying Party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the Indemnifying Party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such Indemnifying Party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such Indemnifying Party.

         SS.6.4 The indemnity agreements contained in this Article VI shall remain operative and in full force and effect, regardless of:

                 (a) any investigation made by or on behalf of the Distributor or any officer or director thereof or by or on behalf of MONY Life America or MSC or any officer or director thereof;

                 (b) delivery of any Products and payments therefor; and

                 (c) the termination of this Agreement.



                                   ARTICLE VII
                                Term of Agreement

         SS.7.1 This Agreement shall become effective as of the date first above written and shall continue in full force and effect from year to year thereafter, until terminated as herein provided.

         SS.7.2 This Agreement may be terminated by any party hereto on default or, absent default, on not less than sixty (60) days' prior written notice to the other parties or by an

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

agreement in writing signed by all of the parties hereto. Unless otherwise agreed by the parties hereto, this Agreement shall automatically be terminated in the event of its assignment. In the event that Distributor becomes a principal underwriter of MONY Life America variable products, MSC shall cease to be a party to this Agreement.

         SS.7.3 Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except as expressly provided to the contrary herein and except for the obligations of the parties to settle accounts hereunder, including the settlement of monies due in connection with Products in effect at the time of termination or issued pursuant to applications received by MONY Life America prior to termination, and the agreements contained in Articles V and VI.


                                  ARTICLE VIII
                                  Miscellaneous

         SS.8.1 None of the parties hereto shall be liable to the other for any action taken or omitted by it, or any of its officers, agents or employees, in performing their respective responsibilities under this Agreement in good faith and without negligence, willful misfeasance or reckless disregard of such responsibilities.

         SS.8.2 All notices under this Agreement shall be given in writing and addressed to the party in question at 1290 Avenue if the Americas, New York, New York 10104, or to such other address as such party may hereafter specify in writing. Each such notice shall be either hand delivered or transmitted by certified United States mail, return receipt requested, and shall be effective upon delivery.

         SS.8.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         SS.8.5 This Agreement constitutes the entire agreement between the parties hereto and may be amended only in a written instrument executed by all parties hereto.

         SS.8.6 This Agreement shall be subject to the provisions of the 1934 Act and, to the extent applicable, the 1940 Act and the rules, regulations and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

         SS.8.7 Any controversy, claim or dispute of any kind whatsoever arising out of or relating to this Agreement or any actual of alleged breach thereof shall be resolved by submitting such controversy, claim or dispute to binding arbitration administered by the NASD under the arbitration rules of the NASD then in effect. In the event the NASD declines to hear such controversy, claim or dispute, it shall be resolved by submitting the same to binding arbitration administered by the American Arbitration

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

Association under its Commercial Arbitration Rules then in effect. Judgment on any award rendered by the arbitrators may be entered in any court, state or federal, having jurisdiction thereof. It is agreed by the parties hereto that exemplary damages and/or punitive damages will not be recoverable and will not be requested by any party hereto.

         SS.8.8 This Agreement shall be interpreted in accordance with the laws of the State of New York.

         SS.8.9 This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officials thereunto duly authorized, as of the date first above set forth.


MONY LIFE INSURANCE COMPANY                AXA DISTRIBUTORS, LLC
       OF AMERICA                          AXA DISTRIBUTORS INSURANCE
                                               AGENCY OF ALABAMA, LLC
By:                                        AXA DISTRIBUTORS INSURANCE
    ---------------------------                AGENCY, LLC.
      Stanley B. Tulin                     AXA DISTRIBUTORS INSURANCE
      Vice Chairman and                        AGENCY OF MASSACHUSETTS, LLC.
      Chief Financial Officer              AXA DISTRIBUTORS INSURANCE
                                                   AGENCY OF TEXAS, INC.

MONY SECURITIES CORPORATION                By:
                                               -----------------------------
By:                                              Bryan Tutor
    ---------------------------                  Senior Vice President
         Edward H. Dane
         President